Exhibit 23






Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K for the year ended November 30, 1995, into the UAL's previously filed Form S-8 and Post Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-59950) and Form S-8 Registration Statement (File No. 333-03039) for the United Air Lines, Inc. Pilots' Directed Account Retirement Income Plan.

                                     /s/ Arthur Andersen LLP

                                     Arthur Andersen LLP


Chicago, Illinois
May 24, 1996